Exhibit 12 (c)

           THE TRAVELERS VARIABLE LIFE INSURANCE SEPARATE ACCOUNT ONE

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS:


         That I, KATHLEEN A. PRESTON of South Windsor, Connecticut, a Director of The Travelers Life and Annuity Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form S-6 or other appropriate form under the Securities Act of 1933 for The Travelers Variable Life Insurance Separate Account One, a separate account of the Company dedicated specifically to the funding of variable life insurance contracts to be offered by said Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

         IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of March, 2002.



                                       /s/Kathleen A. Preston
                                       ----------------------
                                       Director
                                       The Travelers Life and Annuity Company